                                                                    EXHIBIT 99.1


NEWS BULLETIN FROM                              32605 W. Twelve Mile Rd.
[COVANSYS LOGO]                                 Suite 250
                                                Farmington Hills, MI  48334

                                                NASDAQ: CVNS

FOR FURTHER INFORMATION

          AT THE COMPANY:                             AT FRB/WEBER SHANDWICK: email address:
David Roady             Mike Duffey       George Zagoulis-General Info gzagoulis@webershandwick.com
Investor Relations      EVP & CFO         Lisa Fortuna-Analysis         lfortuna@webershandwick.com
(248) 848-2221          (248) 848-2298    (312) 266-7800
droady@covansys.com

MONDAY, NOVEMBER 17, 2003

                     COVANSYS REPORTS THIRD QUARTER RESULTS

FARMINGTON HILLS, MI NOVEMBER 17, 2003 - Covansys Corporation (NASDAQ: CVNS), filed an extension on Form 12b-25 to allow additional time to review a fixed price contract. Covansys completed that review over the weekend and has filed its Third Quarter 10-Q this morning, containing results consistent with its October 23, 2003 earnings release.

ABOUT COVANSYS
Covansys Corporation, (NASDAQ: CVNS), is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services through a unique onsite, off-site, offshore delivery model that helps clients achieve rapid deployment, world-class quality and reduced costs. Founded in 1985, Covansys has successfully delivered an array of innovative and cost-effective business and technical solutions to leaders in the private and public sectors. With one of the largest offshore capabilities of any technology services provider based in the United States, Covansys has achieved the SEI's CMM(R) Level 5 quality ratings at two of its offshore development centers in India.

SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements concerning our current status, certain matters discussed herein are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements that may be identified by the words "anticipate," "believe," "estimate," "expect" or "intend" and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include general economic conditions and conditions in the IT industry such as the demand for IT services, state and local government budgetary constraints, potential cost overruns on fixed-price projects, the failure to recruit and retain IT professionals, risks related to merger, acquisition and strategic investment strategy, variability of operating results, government regulation of immigration, exposure to regulatory, political and economic conditions in India and Asia, competition in the IT services industry, the short-term nature and termination provisions of contracts, economic conditions unique to clients in specific industries and limited protection of intellectual property rights. These and other factors are described in the Company's filings with the U.S. Securities and Exchange Commission.


FRB/WEBER SHANDWICK SERVES AS FINANCIAL RELATIONS COUNSEL TO THIS COMPANY, IS ACTING ON THE COMPANY'S BEHALF IN ISSUING THIS BULLETIN AND RECEIVING COMPENSATION THEREFOR. THE INFORMATION CONTAINED HEREIN IS FURNISHED FOR INFORMATION PURPOSES ONLY AND IS NOT TO BE CONSTRUED AS AN OFFER TO BUY OR SELL SECURITIES.